FACTORING AGREEMENT
                            Westgate Financial Corp.
                         84 Washington Street, 2nd Floor
                                Hoboken, NJ 07030

Re:          Spongetech International Ltd.
            ------------------------------
                     (Client Name)

Dear Sirs:

     We are pleased to set forth herein our agreement by which you are to act as our factor.

     1. We agree to do all of our business through you as our sole factor. We hereby assign to you as absolute owner all of our present and future accounts, contract rights, and other forms of obligation for payment of money arising out of the sale of goods or rendition of services (hereinafter collectively referred to as "Receivables") which are acceptable to you. Receivables shall be deemed acceptable for assignment unless you indicate otherwise in writing. We further sell and assign to you all of our interest in the goods represented by Receivables and in all goods that may be returned by customers, all our rights as an unpaid vendor or lienor, all our rights of stoppage in transit, replevin and reclamation relating thereto, all our rights in and to all security therefor and guarantees thereof, and all our rights against third parties with respect thereto. Any goods so recovered or returned shall be set aside, marked with your name and held for your account as owner. We shall notify you promptly of all such returned or recovered goods.

     You hereby purchase from us without recourse, except as hereinafter set forth, all Receivables which have been fully approved by you and as to which approval has not been withdrawn by you as provided below ("Approved Receivables"). Unless we are notified by you in writing that a Receivable is an Approved Receivable, it shall be deemed unapproved. Receivables which, in whole or in part, are not approved by you, as provided below, but are otherwise acceptable to you are hereby purchased by you with full recourse to us to the extent not approved.

     2. On all Approved Receivables, you agree to assume any loss which is due solely to the financial inability of the customer to pay at maturity (the "Credit Risk"), provided the customer has received and accepted the goods and/or services which gave rise to such Receivables, without any dispute. The term dispute shall mean any dispute, deduction, claim, offset, defense or counterclaim of any kind, whether bona fide or not, including, without limitation, any dispute relating to goods or services already paid for or relating to Receivables other than Receivable on which payment is being withheld.

     The amount, terms of payment and delivery, and all other conditions of each prospective sale shall be submitted to you for your prior written approval, and each approved sale shall be made only in accordance with such approval, which may be withdrawn at any time before actual delivery of the merchandise or rendition of the services to the customer. Without limiting the foregoing, your approval shall automatically be withdrawn if (1) any terms are changed; (2) delivery is made more than 30 days after the approved delivery date or if no delivery date is specified more than 30 days after approval; or (3) the invoice(s) evidencing the shipment is not delivered to you within five (5) days from the date of shipment. If the amount of the sale is increased without your prior written consent, your approval will apply only to the original amount approved and any payment received or credit issued by us with respect to such sale shall be credited to the amount approved by you first.

     3. All invoices shall be mailed by us to the customers with a copy to you in each instance or, at your option, shall be sent to you ready for mailing to the customers, in which event the postage and clerical charges incurred by you in mailing the same will be borne by us. Each invoice shall state in a manner satisfactory to you that the Receivable has been assigned to you and is payable in United States dollars to you only. We will promptly give you confirmatory written assignments of all Receivables with copies of the related invoices and all shipping and delivery receipts. However, the issuance of invoices to customers shall itself constitute the assignment to you of the Receivables represented thereby. We will keep all shipping and delivery receipts and copies of all invoices at our office available for your inspection, and we will deliver them to you promptly at your request. The sale of our Receivables to you and your ownership thereof will be properly reflected on our books. You may at all times during normal business hours and reasonable hours and upon reasonable prior notice have access to and inspect, review and make extracts from, and after default retain at our expense a custodian to remove from our premises and retain custody of, all of our records, files and books of account, and we shall furnish you at such intervals as you may require with statements showing our business or financial condition or prospects and the results of our operations. You may charge our account for the costs of any such inspection or review of our records, files and books of account; provided, however, that so long as we are not in default of this Agreement or any other agreement between us beyond any stated grace period, you will not audit our books and records more than twice in any calendar year.

     If any remittances are made directly to us, we shall hold them as your property and immediately deliver to you the identical checks, monies or other forms of payment received and you and your Refactor shall have the right to endorse our name on all such remittances.

     4. (a) The purchase price of Receivables accepted by you is to be the Net Amount thereof, which less any debits and reserves, will be due and payable on the Payment Date. You may retain from sums payable to us a reserve, which reserve may be revised from time to time at your discretion, in order to provide for Disputes, possible credit losses on unapproved Receivables, and the Obligations. A discount, credit or allowance after issuance or granting may not be claimed by us, but may be claimed solely by the customer; no third party beneficiary rights are created hereby.

     (b) "Net Amount" of Receivables shall mean the gross amount of Receivables, less discounts, less returns, less credits or allowances of any nature at any time issued, owing, granted or outstanding, and less also your commission as set forth herein.

     (c) "Payment Date" shall mean (i) for each Approved Receivable for which you retain the credit risk, the date of deposit of customer payment by you plus ten__ (10) Banking Days for collection and clearance of checks or, if such Receivable is not paid, one hundred twenty (120) days after the due date of the Receivable or, if such day is not a Banking Day, the next Banking Day; and (ii) for each Receivable for which you do not bear the credit risk, the date of deposit of customer payment by you plus ten (10) Banking Days for collection and clearance of checks. Payment Date may be delayed to the next Banking Day following the day of application of remittances to Receivables.

     (d) "Banking Days" shall mean; a day for dealings by and between banks, excluding Saturday, Sunday and any day which shall be a legal holiday in the City of Atlanta, Georgia or in the State of New Jersey, and any other day on which banking institutions are authorized to close in the City of Atlanta, Georgia or the State of New Jersey.

     (e) Prior to Payment Date, upon our request and at your sole discretion, you may advance us up to 80 % of the purchase price of Receivables accepted for assignment less charges and reserves ("Advance"). Any additional amounts advanced us shall also be subject to this Agreement. Notwithstanding the foregoing, the total amount of advances and other charges to our account at any given time shall not exceed $ 1,000,000.00 . If you in your own discretion agree to advance us funds in excess of the Advance ("Over Advance"), unless otherwise agreed to between us in writing at the time of the Over Advance, we shall pay you a fee equal to 1% per month of the maximum amount of the Over Advance outstanding during the month or any portion of the month.

     5. (a) You shall be entitled to a commission on all Receivables purchased by or assigned to you, which commission shall be due and payable at the time of your acceptance of the purchase or assignment of the Receivables and shall be an amount equal to one and one quarter percent (1.25 %) of the gross amount of each of the underlying invoices. On all sales made on terms exceeding sixty (60) days, your commission shall be increased by 25% of the above commission rate for each additional thirty (30) days or part thereof. The minimum factoring commission on each invoice shall be Five Dollars and Fifty Cents ($5.50). We will immediately inform you in writing of any credits, deductions or allowances with respect to any Receivable.

     (b) On the last day of each month during the twelve month period beginning December 2001, and ending November 2003, we shall pay and you will charge our account a commission in such amount that the total commissions paid since the beginning of such twelve (12) month period shall equal the greater of the commissions referred to in paragraphs 5(a) earned during such period or One Thousand Two Hundred Fifty Dollars and No Cents ($ 1,250.00) times the number of elapsed months in such period; provided, however, that the minimum commissions paid by us shall be Fifteen Thousand Dollars and No Cents ($ 15,000.00) for the twelve ( 12 ) month period beginning December 2002 and ending November 2003 or part thereof should this Agreement be terminated earlier and each succeeding twelve (12) month period thereafter or part thereof.

     6. You will send us a monthly statement of our account which shall constitute an account stated and be binding upon us with respect to the matters stated therein and any matters previously reported to us which are incorporated therein, except to the extent that written exceptions are served upon you within thirty days after such statement is rendered.

     7. Interest shall be charged for the exact number of days that advances of the purchase price are made prior to Payment Date and for the number of days that advances or other charges to our account remain outstanding at the rate which shall be two percent (2 %) per annum above the rate publicly announced by Bank of America, or any institution substituted by you upon 30 days written notice from time to time as its prime rate (the "prime rate"), except, however, that the interest rate shall in no event be less than nine percent (9%) per annum. In no event shall the interest rate be higher then the maximum rate permitted under applicable law. Interest shall be computed on the basis of a year of three hundred sixty (360) days, for actual elapsed days. Changes in the rate shall be effected monthly to reflect changes in the Prime Rate as follows:
The rate shall be adjusted on the first day of each month based on the Prime Rate in effect at the close of business on the last Banking Day of the immediately preceding month. After termination, we shall pay interest on our obligations hereunder at the rate of (a) eighteen percent (18%) per annum or (b) six percent (6%) per annum plus the Prime Rate, whichever is greater, with changes to such rate of interest to take effect as hereinbefore provided. For the purpose of interest calculation, commissions earned during each month shall be deemed charged to our account on the date that specific Receivables are assigned to you.

     8. We hereby grant to you a continuing security interest in, and the right of set-off with respect to the following Collateral: (i) all of our presently existing and hereafter created accounts receivable (whether or not acceptable to you or specifically assigned to you and whether arising before or after the termination of this agreement), accounts, instruments, contract rights, chattel paper, documents, and general intangibles, the proceeds thereof and the goods represented thereby; (ii) all monies, securities and other property now or thereafter held or received by or in transit to Westgate from us, whether for safekeeping, pledge, custody, transmission, collection, or otherwise, and all of your deposits and credit balances in Westgate's possession (including, without limitation, all amounts owing by you to us, whether then or thereafter payable, under or in connection with this Agreement); (iii) all returned, reclaimed or repossessed goods and the documents evidencing or relating to the accounts receivable, accounts, instruments, contract rights, chattel paper, documents, and general intangibles and the proceeds thereof; and (iv) the proceeds of any insurance policies covering any of the foregoing. All of the foregoing shall secure payment and performance of all of our Obligations at any time owing to you. As used in this Agreement, the term "Obligations" means and includes all loans advances, debts, liabilities, obligations, debit balances, covenants and duties, of every kind and description, owing by us to you under this Agreement including our indemnified liabilities as defined in subparagraph (A) of this Paragraph 8, any other agreement, by operation of law or otherwise (whether or not evidenced by any note or other instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now or existing or hereafter arising, including, without limitation, any debt, liability or obligation owing from us to others (excluding institutions other than you, your affiliates or your subsidiaries) which you may have obtained by assignment or otherwise. You are irrevocably authorized at any time to charge our account (and against any credit balance on your books in our favor, whether matured or unmatured) the amount of any or all of the Obligations. We shall pay to you on demand any debit balance at any time existing in our account, with interest as provided in Paragraph 7. We shall execute and deliver to you such other documents and instruments, including, without limitation, Uniform Commercial Code ("UCC") financing statements or amendments, as you may request from time to time. In addition, you are hereby authorized to file financing statements under the UCC, with respect to the above collateral, signed only by you. We also hereby grant you a power of attorney, which shall be deemed coupled with an interest and shall be irrevocable, to sign our name on any UCC financing statement or any amendment thereto. We shall not create or permit to exist any lien or security interest on any of the Collateral, except in your favor. We shall furnish you, from time to time, such financial information and records regarding our business and financial condition as you may request; and you may (at our cost and expense) inspect, examine and make copies of our business and financial records as you may from time to time desire.

     (A) We will (a) pay or reimburse you for all of your out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement and related documents ("Transaction Documents") and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to you (whether or not such counsel is affiliated with you),  (b) pay or  reimburse  you for all its costs  and  expenses  incurred  in connection with the enforcement or prevention of any rights under the Transaction Documents, and the verification of the Accounts Receivable and the credit worthiness of the account debtors, including, without limitation, fees and disbursements of counsel to you (whether or not such counsel is affiliated with you) and any collateral evaluation (e.g. field examinations, collateral analysis or other business analysis) performed by you or for your benefit as you deem necessary; (c) pay, indemnify, and hold you harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from, any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement of modification of, or any waiver or consent under or in respect of, the Transaction Documents; (d) pay, indemnify, and hold you harmless from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements of any kind or nature whatsoever, whether threatened, pending or determined (including attorney's fees and court costs now or hereafter arising from the enforcement of this clause), (1) with respect to the execution, delivery, enforcement and performance of the Transaction Documents, including, without limitation, the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any collateral, or (2) arising directly or indirectly from our activities or any subsidiary, predecessors in interest, or thirds parties with whom we have a contractual relationship, or arising directly from the violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or any other person, or (3) arising by virtue of or in connection with any representation or warranty by us being untrue as of the date made or any agreement or covenant by us not being performed as and when required hereunder (all of the foregoing, collectively, the "indemnified liabilities"); provided, that we shall have no obligation hereunder to you with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of you, (ii) salaries and other amounts payable by you to your employees in the ordinary course of business (other than legal fees specifically billed with respect to a particular matter to which the foregoing relates) or (iii) expenses incurred by you (other than those specifically enumerated above) in the ordinary course of business in connection with the performance of your obligations hereunder. To the extent that you shall incur costs or expenses, or shall provide amounts to us in excess of amounts otherwise delivered hereunder as Advances, all such amounts shall bear interest at the rate set forth in Paragraph 7.

     9. We warrant that all Receivables are, and at the time of assignment to you, will be bona fide and existing obligations of our customers arising out of the sale of goods and/or rendition of services in the ordinary course of our business, free and clear of all liens, security interests and encumbrances; that no Receivables represent sales to our customers on a guaranteed margin or mark up or sales of goods on consignment, or are otherwise subject to return by our customer; that all Receivables are and will be owned by and owing to us without any Dispute; that we will not pledge your credit for any purpose whatsoever; and that we are now and at all times during the term of this Agreement will be solvent and fully authorized to assign and sell the Receivables to you hereunder without any restriction of any kind and to grant you the security interests granted herein. We will notify you promptly of Disputes and settlement of all Disputes shall be at our cost and expense, including attorney's fees, and we will pay you promptly the amount of the Receivable affected thereby. We shall immediately issue a credit memo for any return, allowance, discount or any other item that reduces the value of the Receivables and assign such credit memo to you. However, if any Dispute is not settled by us within (5) days after the maturity date of the invoice or within such shorter period as you may determine, you may settle, compromise or litigate such Dispute in your or our name upon such terms as you in your sole discretion deem advisable and for our account and risk. You may also in your discretion and without notice to us take possession of and sell any returned goods at such prices and upon such terms as you deem advisable. You may charge any deficiency, and all costs and expenses, including attorney's fees, to us. In addition to all other rights to which you may be entitled under this Agreement, if there is any Dispute as to any Receivable, or if any Receivable on which we have the Credit Risk is evidenced by an invoice for less than One Hundred Dollars ($100.00) is unpaid at its maturity, you may at any time charge the amount of such Receivable back to us. Immediately upon the occurrence of any Dispute, and regardless of the date on which you charge back the affected Receivable, the Credit Risk on such Receivable, to the extent theretofore borne by you, shall automatically revert to us. You may also charge back the amount of any Receivable which is not paid to you on maturity due to the acts of God, war, civil strife, currency restrictions, foreign political impediments or the like. The chargeback of a Receivable shall not constitute a reassignment of the Receivable, and title thereto and to the goods represented thereby shall remain in you until all Obligations are paid in full.

     10. In the event of any breach by us of any provision, or upon a default as hereafter defined, or upon the termination of this Agreement, we will pay all Obligations upon demand. This Agreement may be terminated by either party giving written notice to the other by certified or registered mail or prepaid telegram, or receipted overnight courier stating a termination date not less than sixty
(60) days from the date such notice is mailed or dispatched; provided, however, that you may give us such notice at any time, and we may give such notice to you to take effect no earlier than the first anniversary of this agreement and only upon the full and complete satisfaction of all of our Obligations to you. The effective date of this Agreement shall be the date of your acceptance set forth below. Notices shall be deemed given when sent or dispatched to either of us at our respective addresses set forth below. Notwithstanding any termination of this Agreement, all your rights and security interests and all of the terms, conditions, and provisions hereof shall continue in full force and effect and until all transactions entered into prior to termination have been fully concluded and all Obligations have been paid in full. We shall also pay to you on demand the amount of any Obligations arising after termination of this Agreement.

     11. If any of the following events (each herein referred to as a "Default") shall occur:

     (a) Any representation, warranty or covenant made by us in the Agreement or related documents shall prove to have been incorrect, incomplete or misleading on or as of the date made or deemed made; or

     (b) We shall fail to perform or observe any term covenant or agreement contained in the Agreement and related documents and such failure shall continue for a period of five (5) days after written notice thereof from you; or

     (c) You shall reasonably believe that we are failing to tender all of our Accounts Receivable to you for purchase pursuant to Paragraph 1 of this Agreement; or we shall have failed to tender any Accounts Receivable to you for purchase for a period of sixty (60) or more consecutive business days; or

     (d) We shall instruct any Account Debtor to mail or deliver payment on Accounts Receivable to us or to any person other than you or deposit any check from an Account Debtor for payment of an Accounts Receivable; or

     (e) Without your prior written consent, there shall be such change in the ownership of our shares that the shareholders of record as of the date of this Agreement no longer own more than 50% of all classes of our voting stock or no longer control our operations: or

     (f) We (i) shall  generally  not pay,  or shall be unable to pay,  or shall admit in writing  our  inability  to pay our debts as such debts  become due; or
(ii) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for us or a substantial part of our assets; or (iii) shall commerce any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding commenced against us in which an order for relief is entered or an adjudication or appointment is made; or (v) shall take any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of our properties; or (vi) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged then, and in any such event and in addition to your rights set forth in Paragraph 10, you, without notice to us, may exercise all of the rights provided in this Agreement and, by notice to us, may:
(i) declare the Obligations and all other amounts payable under the agreement to be forthwith due and payable, whereupon all such other amounts shall become and be forthwith due and payable, without demand, protest, or further notice of any kind, all of which are hereby expressly waived by us; or (ii) declare that your Obligation to purchase and/or administer Accounts Receivable pursuant to this Agreement is terminated, whereupon such obligation or obligations shall forthwith terminate; or (iii) both. You may also terminate your obligation to purchase additional Accounts Receivable pursuant to this Agreement without terminating this Agreement or your right to administer Accounts Receivable pursuant to the terms hereof. In addition, we shall pay you a liquidation fee ("Liquidation Fee") in the amount one percent (1.0%) of the face amount of each receivable outstanding at any time during a "liquidation period" (as defined below). For the purposes hereof, "liquidation period" means a period: (i) beginning on the earliest date of x) an event of default beyond any applicable cure period, or (y) the cessation of business by us; and (ii) ending on the date on which you have actually received fees, costs, expenses and other amounts due and owing to you under the Agreement and related documents. The Liquidation Fee shall be paid on the earlier to occur of: (i) the date on which you collect the applicable Account Receivable; and (ii) the 90th day from the invoice of such Account Receivable by deduction from any amount otherwise due from you to us directly, at your option. We and you acknowledge that the actual damages that would be incurred by you after the occurrence of a Default would be difficult to quantify and that we and you have agreed that the fees and obligations set forth in this paragraph and in this Agreement would constitute fair and appropriate liquidated damages in the event of any such termination.

     12. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, cannot be changed or terminated orally, and is the complete agreement between the parties. No delay or failure on your part in exercising any right or option hereunder shall operate as a waiver of such or of any other right or option, and no waiver whatsoever shall be valid unless in writing signed by you and then only to the extent therein set forth. We understand that this Agreement is a legally binding document and represent that you have advised us to consult with legal counsel regarding the obligations, rights and duties hereunder and that we have executed this Agreement freely and knowingly. This Agreement is made in the State of New Jersey and shall be interpreted according to the laws of said State. Each party hereby consents to exclusive jurisdiction of any United States District Court or State Court located within the State of New Jersey or the State of New York with respect to any controversy arising out of or relating to this Agreement or any supplement hereto or to any transaction in connection herewith, and waives personal service of summons and complaint or other process or papers to be issued therein and agrees that service of such summons and complaint or process may be effected by sending the same by both registered or certified mail and regular mail addressed to the address set forth below or receipted overnight courier; failure of the party to appear or answer within twenty days (or such longer period as may be required under the Rules of Court of the Court in which the claim is filed) after mailing of such summons, complaint or process shall constitute a default entitling the other party to enter a judgment or order as demanded or prayed for therein.

     13. You may assign your rights to Receivables to any Refactor, and upon such assignment, such Refactor shall have all of your rights with respect thereto hereunder. For purposes hereof, the term Refactor shall mean Bank of America, or any other factoring company with whom you enter into a refactoring agreement.

     14. IN CONNECTION WITH ANY CAUSE OF ACTION OR OTHER LEGAL PROCEEDING BROUGHT PURSUANT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT OR TO ENFORCE ANY RIGHTS UNDER THIS AGREEMENT THE PARTIES HERETO WAIVE ANY RIGHT TO A JURY TRIAL .

     15. For and in consideration of you entering into this Factoring Agreement on the terms and conditions contained in this Agreement and all amendments which may be entered into from time to time, we agree that during the term of the Factoring Agreement and for a period of three years after termination of the Factoring Agreement, neither we nor an affiliate or any business entity in which we or any shareholder of us is a principal will directly or indirectly factor its accounts receivable or enter into an asset based lending relationship with any business entity, or affiliate of a business entity, with whom you refactored our accounts receivable.

     16. This Agreement shall only be effective upon your acceptance of the Agreement at your offices in Hoboken, New Jersey. Delivery of an accepted copy of this Agreement to us shall not be a condition to its effectiveness.

ATTEST:

By: /s/Jerome H. Schlanger                 By: /s/  Michael Metter
   -----------------------------              ----------------------
  Jerome H. Schlanger, Secretary              Michael Metter, President
                                              Steven Moskowitz, Vice President
                                              /s/Steven Moskowitz

Dated:  January 6, 2003

ACCEPTED:

WESTGATE FINANCIAL CORP.

By: /s/Bruce L. Cohen
    -----------------------------
       Bruce L. Cohen, President

Effective Date: January 8, 2003

                   CORPORATE PROOF BY THE SUBSCRIBING WITNESS

State of  New York, County of  Kings

     I am an officer authorized to take acknowledgments and proofs in this state.

     On January 6 , 2003, Jerome H. Schlanger (from now on called the "Witness") appeared before me in person. The Witness was duly sworn by me according to law under oath and stated and proved to my satisfaction that:

1. The Witness is the Secretary of the Corporation, which is party to this Factoring Agreement.

2. Steven Moskowitz , the officer who signed this Factoring Agreement, is the Vice President of the Corporation (from now on called the "Corporate Officer").

3. The making, signing, sealing and delivery of this Factoring Agreement has been duly authorized by a proper resolution of the Board of Directors of the Corporation.

4. The Witness knows the corporate seal of the Corporation. The seal affixed to this Factoring Agreement is the corporate seal of the Corporation. The seal was affixed to this Factoring Agreement by the Corporate Officer. The Corporate Officer signed and delivered this Factoring Agreement as and for the voluntary act and deed of the Corporation. All this was done in the presence of the Witness who signed this Factoring Agreement as attesting witness. The Witness signs this proof to attest to the truth of these facts.

Sworn to and signed before me on the date written above.

/s/Jerome H. Schlanger
----------------------------------------------
Jerome H. Schlanger, Witness

/s/Paul J. Kelly
-----------------------------------------------
Notary's signature. Print, stamp or type name
and title directly beneath.

PAUL J. KELLY
Notary Public State of New York
No. 02KE6020861
Qualified in Queens County
Commission Expires 6/1/03